Exhibit 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

Tests of New Energy’s Technology for Generating Electricity from Moving Cars Produce 25-Fold Increase in Energy Capture

Next-generation prototype of Company’s MotionPower™ technology for generating electricity from moving cars to include features with 25-times greater capacity to capture energy of moving vehicles – an important breakthrough.

Burtonsville, MD – October 20, 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that ongoing tests of the Company’s MotionPower™- Auto technology for generating electricity from the movement of cars and light trucks have produced a 25-fold increase in its capacity to capture energy from moving vehicles – an important breakthrough in maximizing the amount of electricity generated by the system.

MotionPower™ generates electricity as car drives over device at Four Seasons Hotel Washington, DC Source: New Energy Technologies, Inc. Photographer: Sam Hurd/National Press Club

“Each step we take to produce greater output moves us one step closer to commercialization of this brand new technology,” stated Mr. Meetesh V. Patel, President and CEO of New Energy Technologies, Inc.  “The prospect of capturing 25-times greater kinetic energy from a moving vehicle, without disrupting the driver experience, marks a significant step in optimizing our MotionPower™ system and builds on several advances our engineers have recently achieved, including greater durability, lower maintenance costs, reduced size, and the capacity to increase electrical output.”

The capacity to increase electrical output is largely determined by the MotionPower™ system’s ability to capture the greatest amount of ‘rolling’ or ‘kinetic’ energy of a moving vehicle – without causing driver and vehicle disruption, and without ‘robbing’ a vehicle of the energy it needs to accelerate.

New Energy’s MotionPower™ technology is designed to be installed in locations where vehicles are required to reduce their speed, thus ensuring that the system only makes use of vehicle energy that would be required to slow down and does not ‘rob’ vehicles of energy they would otherwise use to accelerate.  The MotionPower™ system generates valuable electricity by creatively capturing and converting the vehicles’ excess kinetic rolling energy.

Kinetic energy is present in a moving vehicle, much like the energy present in a bicycle, which may sometimes continue to ‘roll’ even though it’s no longer being peddled by the rider.  Today’s engineering breakthrough enables New Energy’s MotionPower™ technology to capture 25-times greater kinetic energy through key design enhancements to an energy buffer and storage device inside the system.

This energy buffer-storage apparatus is used in the MotionPower™ system as an efficient capture device for energy that can otherwise be lost during short ‘impulse’ loading – the event that occurs when a car quickly drives over the MotionPower™ device to create an immediate burst of energy.  Engineers are also modifying the design to better manage ‘torque’ impulses created by a vehicle’s weight and rolling kinetic energy as it passes over the device.

Among important design improvements to the MotionPower™ system’s energy buffer-storage device, are the following:

•         Optimization of geometry and speed to increase the level of energy captured and delivered;

•         Optimization of the energy storage per unit weight of the device; and

•         Efforts to reduce friction drag.

With these enhancements incorporated into the next-generation MotionPowerTM prototype, engineers anticipate the system will capture and deliver more than 25 times the energy of the original prototype recently field-tested at a Burger King® drive-thru over the busy Labor Day long weekend, the Four Seasons Hotel Washington, DC on Columbus Day, and the Holiday Inn® Express in Baltimore, MD.

These field tests of New Energy’s MotionPower™ technology have resulted in numerous engineering and design advancements, important to the Company’s development of a fully-optimized system suitable for commercial launch.  Once fully optimized and installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional electrical supplies for powering roadway signs, street and building lights, storage systems for back-up and emergency power, and other electronics, appliances, and even devices used in homes and businesses.

Every day, millions of vehicles slow or come to a stop at toll plazas, rest areas, traffic calming areas, drive-thrus, and countless other roadway points. New Energy’s MotionPower™ devices make use of the energy wasted by these millions of cars, trucks, and heavy vehicles when they slow down or come to a full stop countless times throughout the day, and convert this otherwise unused energy into valuable electricity.

MotionPower™ devices are engineered as a practical and useful alternative energy technology for generating valuable electricity from the millions of vehicles on our roadways.  More than 250 million vehicles are registered in America, and an estimated 6 billion miles are driven on our nation’s roads every day.

To-date, New Energy has filed nine new patent applications with the United States Patent and Trademark Office (USPTO) in order protect novel features of its MotionPower™ technology for generating electricity from the kinetic energy of moving vehicles.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.